United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 972-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In its Annual Report on Form 10-K filed on March 18, 2024, Cheetah Net Supply Service Chain Inc. (the “Company”) disclosed that since the second half of 2023, the market for new luxury vehicles in the PRC had been negatively impacted by weak economic conditions and a shift in consumer demand towards electric vehicles, mainly those produced domestically by PRC manufacturers. Luxury import brand manufacturers responded to these threats by discounting the sale price of their vehicles, which has significantly challenged, and continues to challenge, the Company’s ability to sell parallel import vehicles profitably. The Company generated a net loss during the fourth quarter of 2023 and experienced a 38.0% decline in unit sales compared with its third quarter.

This market dynamic has continued into 2024. During the first quarter of 2024, the Company sold a total of 13 vehicles, compared with 49 vehicles in the fourth quarter of 2023 and 82 vehicles in the first quarter of 2023. First quarter 2024 vehicle sales revenue amounted to $1.4 million, compared with $10.2 million in the first quarter of 2023.

These adverse market conditions are continuing in the second quarter of 2024 and the Company does not anticipate a significant sales rebound during the second quarter. The Company is unable to predict the point at which a positive spread between the price of vehicles sourced from brand manufacturers’ official distribution systems compared with those sourced via the parallel-import market will return. In the interim, the Company is focusing its efforts on generating non-vehicle, third-party warehousing and logistics business through the recently acquired Edward Transit Express Group.

The Company plans to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2024 on or before May 15, 2024.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors